UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2012

Motricity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 108th Avenue Northeast

Suite 800

Bellevue, WA 98004

(Address of Principal Executive Offices, including Zip Code)

(425) 957-6200

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Motricity, Inc. (the “Company”) and Richard Stalzer entered into an offer letter, effective January 23, 2012 (the “Stalzer Offer Letter”). Pursuant to the Stalzer Offer Letter, Mr. Stalzer serves as President of the Company’s mobile marketing and advertising business. Under the terms of the Stalzer Offer Letter, Mr. Stalzer is entitled to an annual base salary of $345,000. Additionally, in accordance with the terms of the Stalzer Offer Letter and the Company’s 2010 Long-Term Incentive Plan, the Compensation Committee of the Company’s Board of Directors approved the grant to Mr. Stalzer of options to purchase 190,000 shares of the Company’s common stock effective upon the completion of the Company’s rights offering and provided that Mr. Stalzer remains an employee in good standing on such date. Under the terms of the Stalzer Offer Letter, Mr. Stalzer is eligible to participate in the Company’s 2012 Corporate Incentive Plan and is subject to non-disclosure, non-competition and non-solicitation covenants. Furthermore, under the Stalzer Offer Letter, if the Company prior to two years from the effective date terminates Mr. Stalzer’s employment without cause, as defined in the Stalzer Offer Letter, he will receive 6 months of continued base salary payments.

On January 22, 2012, the Company entered into a Release Agreement (the “Scullion Release Agreement”) with Charles P. Scullion, effective January 20, 2012, setting forth the terms pursuant to which Mr. Scullion resigned for good reason from his employment with the Company. Prior to the effective date of the Scullion Release Agreement, Mr. Scullion served as Chief Strategy Officer and Interim President of Mobile Marketing and Advertising.

Pursuant to the Scullion Release Agreement, Mr. Scullion agreed to release the Company from all claims arising out of his employment with the Company or the cessation thereof (other than claims arising pursuant to the Scullion Release Agreement). In consideration for such release and in accordance with the terms of Mr. Scullion’s employment agreement, the Company agreed to pay Mr. Scullion severance in the gross amount of $258,750 to be paid in equal installments over nine months following the effective date of the Scullion Release Agreement. Mr. Scullion remains subject to certain non-disclosure and non-solicitation covenants.

The foregoing descriptions of the Stalzer Offer Letter and Scullion Release Agreement do not purport to be complete and are qualified in their entirety by the full agreements filed as exhibits 10.1 and 10.2 hereto, which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above under Item 1.01 is incorporated by reference.

Item 8.01 Other Items.

On January 23, 2012, the Company issued a press release announcing the appointment of Richard Stalzer to the position of President of Mobile Marketing and Advertising. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release attached as an exhibit hereto, this Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Release Agreement between Motricity, Inc. and Charles P. Scullion, dated January 22, 2012.

10.2	Richard Stalzer Offer letter

99.1	Press release, dated January 23, 2012, issued by Motricity, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTRICITY, INC. (Registrant)

January 23, 2012	By:	/s/ James R. Smith, Jr.
(Date)		James R. Smith, Jr.
Interim Chief Executive Officer